                      AMENDMENT TO PARTICIPATION AGREEMENT

The Amended and Restated Participation Agreement dated as of May 1, 2000, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC. and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY (formerly known as ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY (the "Agreement"), as amended effective May 1, 2002 and August 28, 2007, is hereby further amended as follows:

     Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the Schedules A and B attached hereto, respectively.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: June 1, 2009

OPPENHEIMER VARIABLE ACCOUNT FUNDS


By:
    -------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------


OPPENHEIMERFUNDS, INC.


By:
    -------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------


COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY


By: /s/ Michael A. Reardon
    -------------------------------------------
Name: Michael A. Reardon
Title: President and CEO

                                   SCHEDULE A

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

                             VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                   PRODUCT NAME       1933 ACT #   1940 ACT #
---------------------------   ---------------------   ----------   ----------
FUVUL                          ValuePlus Assurance     333-93031    811-09731
                                  (First Union)

IMO                              Select Life Plus      333-84879    811-09529
                                VUL 2001 (Agency)

IMO                           VUL 2001 Survivorship    333-90995    811-09529

SPVL                              Select SPL II        333-84306    811-08859

                            VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                  PRODUCT NAME        1933 ACT #   1940 ACT #
---------------------------   ---------------------   ----------   ----------
VA-K                             ExecAnnuity Plus       33-39702     811-6293
                               Allmerica Advantage

VA-K                           Immediate Advantage     333-81861     811-6293

VA-K                             Agency C-Shares       333-38274     811-6293
                                 (Premier Choice)

Commonwealth Annuity Select      Select Resource        33-47216     811-6632

Commonwealth Annuity Select       Select Charter       333-63093     811-6632

Commonwealth Annuity Select       Select Reward        333-78245     811-6632

Commonwealth Annuity Select       Select Acclaim       333-92115     811-6632

Commonwealth Annuity              Preferred Plus      333-141019    811-22024
   Separate Account A

Commonwealth Annuity               Advantage IV       333-141045    811-22024
   Separate Account A

Commonwealth Annuity                  Horizon         333-157121    811-22024
   Separate Account A

                                   SCHEDULE B

                PORTFOLIOS OF OPPENHEIMER VARIABLE ACCOUNT FUNDS

                       Oppenheimer Mid-Cap Growth Fund/VA
                         Oppenheimer Main Street Fund/VA
                Oppenheimer Main Street Small Cap Growth Fund/VA
                       Oppenheimer Strategic Bond Fund/VA

                                 SERVICE SHARES

                        Oppenheimer Balanced Fund/VA Svc
                  Oppenheimer Capital Appreciation Fund VA Svc
                    Oppenheimer Global Securities Fund VA Svc
                       Oppenheimer High Income Fund VA Svc
                       Oppenheimer Main Street Fund VA Svc
                  Oppenheimer Main Street Small Cap Fund/VA Svc
                     Oppenheimer Strategic Bond Fund/VA Svc